PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                             Nine Months Ended
                                                               September 30,
                                                         --------------------------
                                                           2002            2001
                                                         -----------    -----------
                                                  (amounts in thousands, except ratios)
Net income...........................................     $ 251,524      $ 240,012
     Add:  Minority interest in income                       33,463         35,370
     Less:  Minority interests in income which do not
        have fixed charges...........................       (11,077)        (7,820)
                                                         -----------    -----------
Income from continuing operations....................       273,910        267,562
     Interest expense................................         3,284          3,023
                                                         -----------    -----------
Total earnings available to cover fixed charges......     $ 277,194      $ 270,585
                                                         ===========    ===========

 Total fixed charges - interest expense (including
   capitalized interest).............................     $   7,930      $   9,286
                                                         ===========    ===========

Preferred Stock dividends............................     $ 111,704      $  85,508
Preferred partnership units distributions............        20,179         24,830
                                                         -----------    -----------
Total preferred distributions........................     $ 131,883      $ 110,338
                                                         ===========    ===========

Total combined fixed charges and preferred distributions  $ 139,813      $ 119,624
                                                         ===========    ===========

 Ratio of earnings to fixed charges..................         34.96x         29.14x
                                                         ===========    ===========

 Ratio of earnings to combined fixed charges and
   preferred distributions...........................          1.98x          2.26x
                                                         ===========    ===========

                                                                              For the Year Ended December 31,
                                                         ---------------------------------------------------------------------------
                                                            2001            2000            1999            1998            1997
                                                         -----------     -----------     -----------     -----------     -----------
                                                                       (amounts in thousands, except ratios)
Net income...........................................     $ 324,208       $ 297,088       $ 287,885       $ 227,019       $ 178,649
     Add:  Minority interest in income                       46,015          38,356          16,006          20,290          11,684
     Less:  Minority interests in income which do not
        have fixed charges...........................       (11,243)        (10,549)        (13,362)        (15,853)        (10,375)
                                                         -----------     -----------     -----------     -----------     -----------
Income from continuing operations....................       358,980         324,895         290,529         231,456         179,958
     Interest expense................................         3,227           3,293           7,971           4,507           6,792
                                                         -----------     -----------     -----------     -----------     -----------
Total earnings available to cover fixed charges......     $ 362,207       $ 328,188       $ 298,500       $ 235,963       $ 186,750
                                                         ===========     ===========     ===========     ===========     ===========

 Total fixed charges - interest expense (including
   capitalized interest).............................     $  12,219       $  13,071       $  12,480       $   7,988       $   9,220
                                                         ===========     ===========     ===========     ===========     ===========

Preferred Stock dividends............................     $ 117,979       $ 100,138       $  94,793       $  78,375       $  88,393
Preferred partnership units distributions............        31,737          24,859               -               -               -
                                                         -----------     -----------     -----------     -----------     -----------
Total preferred distributions........................     $ 149,716       $ 124,997       $  94,793       $  78,375       $  88,393
                                                         ===========     ===========     ===========     ===========     ===========

Total combined fixed charges and preferred distributions  $ 161,935       $ 138,068       $ 107,273       $  86,363       $  97,613
                                                         ===========     ===========     ===========     ===========     ===========

 Ratio of earnings to fixed charges..................         29.64x          25.11x          23.92x          29.54x          20.25x
                                                         ===========     ===========     ===========     ===========     ===========

 Ratio of earnings to combined fixed charges and
   preferred distributions...........................          2.24x           2.38x           2.78x           2.73x           1.91x
                                                         ===========     ===========     ===========     ===========     ===========

                                   Exhibit 12

                                                                 Nine Months Ended
                                                                   September 30,
                                                             --------------------------
                                                                2002            2001
                                                             -----------    -----------
                                                      (amounts in thousands, except ratios)
Supplemental Disclosure of Ratio of Earnings Before Interest, Taxes,
Depreciation and Amortization ("EBITDA") to Fixed Charges:
Net income...........................................         $ 251,524      $ 240,012
     Less:  Gain on sale of real estate and real estate
        investments..................................              (885)        (1,568)
     Add:  Depreciation and amortization.............           135,057        123,187
     Less:  Depreciation allocable to minority interests         (6,298)        (5,734)
     Add:  Depreciation included in equity in earnings
        of real estate entities......................            19,717         17,727
     Add:  Depreciation and amortization included in
        discontinued operations......................               543            459
     Add:  Minority interest - preferred.............            20,179         24,830
     Add:  Interest expense..........................             3,284          3,023
                                                             -----------    -----------
EBITDA available to cover fixed charges..............         $ 423,121      $ 401,936
                                                             ===========    ===========
 Total fixed charges - interest expense (including
   capitalized interest).............................         $   7,930      $   9,286
                                                             ===========    ===========
Preferred Stock dividends............................         $ 111,704      $  85,508
Preferred partnership units distributions............            20,179         24,830
                                                             -----------    -----------
Total preferred distributions........................         $ 131,883      $ 110,338
                                                             ===========    ===========
Total combined fixed charges and preferred distributions      $ 139,813      $ 119,624
                                                             ===========    ===========
 Ratio of EBITDA to fixed charges....................             53.33x         43.28x
                                                             ===========    ===========
 Ratio of EBITDA to combined fixed charges and preferred
   distributions.....................................              3.03x          3.36x
                                                             ===========    ===========

                                                                                For the Year Ended December 31,
                                                             -----------------------------------------------------------------------
                                                                 2001          2000            1999            1998         1997
                                                             -----------   -----------     -----------     -----------   -----------
                                                                                  (amounts in thousands, except ratios)
Supplemental Disclosure of Ratio of Earnings Before Interest,
Depreciation and Amortization ("EBITDA") to Fixed Charges:
Net income...........................................         $ 324,208     $ 297,088       $ 287,885       $ 227,019     $ 178,649
     Less:  Gain on sale of real estate and real estate
        investments..................................            (4,091)       (3,786)         (2,154)              -             -
     Add:  Depreciation and amortization.............           167,399       148,642         137,400         111,799        92,750
     Less:  Depreciation allocable to minority interests         (7,847)       (7,138)         (9,294)        (12,022)       (9,245)
     Add:  Depreciation included in equity in earnings
        of real estate entities......................            25,096        21,825          19,721          13,884        11,474
     Add:  Depreciation and amortization included in
        discontinued operations......................               662           325             319               -             -
     Add:  Minority interest - preferred.............            31,737        24,859               -               -             -
     Add:  Interest expense..........................             3,227         3,293           7,971           4,507         6,792
                                                             -----------   -----------     -----------     -----------   -----------
EBITDA available to cover fixed charges..............         $ 540,391     $ 485,108       $ 441,848       $ 345,187     $ 280,420
                                                             ===========   ===========     ===========     ===========   ===========
 Total fixed charges - interest expense (including
   capitalized interest).............................         $  12,219     $  13,071       $  12,480       $   7,988     $   9,220
                                                             ===========   ===========     ===========     ===========   ===========
Preferred Stock dividends............................         $ 117,979     $ 100,138       $  94,793       $  78,375     $  88,393
Preferred partnerhsip units distributions............           31,737        24,859               -               -             -
                                                             -----------   -----------     -----------     -----------   -----------
Total preferred distributions........................         $ 149,716     $ 124,997       $  94,793       $  78,375     $  88,393
                                                             ===========   ===========     ===========     ===========   ===========
Total combined fixed charges and preferred distributions      $ 161,935     $ 138,068       $ 107,273       $  86,363     $  97,613
                                                             ===========   ===========     ===========     ===========   ===========
 Ratio of EBITDA to fixed charges....................             44.23x        37.11x          35.40x          43.21x        30.41x
                                                             ===========   ===========     ===========     ===========   ===========
 Ratio of EBITDA to combined fixed charges and preferred
   distributions.....................................              3.34x         3.51x           4.12x           4.00x         2.87x
                                                             ===========   ===========     ===========     ===========   ===========

EBITDA represents earnings prior to interest, taxes, depreciation, amortization and gains on sale of real estate assets.

                                   Exhibit 12